UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2011

ATMEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2325 Orchard Parkway

San Jose, CA 95131

(Address of principal executive offices, including zip code)

(408) 441-0311

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Amendment and Restatement of 2005 Stock Plan

At the Annual Meeting of Stockholders of Atmel Corporation (“Atmel” or the “Company”) held on May 18, 2011 (the “Annual Meeting”), the stockholders of Atmel voted on and approved an amendment and restatement of Atmel’s 2005 Stock Plan (the “2005 Plan”).

The terms and conditions of the 2005 Plan are described in Atmel’s Proxy Statement dated April 6, 2011. The 2005 Plan is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 5.07.              Submission of Matters to a Vote of Security Holders.

The information contained in Item 5.02 above is hereby incorporated by reference.  At the Annual Meeting, proxies representing 423,303,229 shares of common stock or approximately 92.54% of the total outstanding shares were present. The table below presents the voting results of the election of the Company’s Board of Directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steven Laub	352,254,544	4,373,222	1,095,743	65,579,720
Tsung-Ching Wu	348,019,777	7,112,539	2,591,193	65,579,720
David Sugishita	343,908,845	11,215,538	2,599,126	65,579,720
Papken Der Torossian	349,182,866	5,939,930	2,600,713	65,579,720
Jack L. Saltich	342,417,798	12,700,963	2,604,748	65,579,720
Charles Carinalli	348,042,480	7,076,248	2,604,781	65,579,720
Dr. Edward Ross	351,939,192	3,181,772	2,602,545	65,579,720

The stockholders approved the 2005 Plan. The proposal received 267,798,020 votes for, 88,747,900 votes against, 1,177,589 abstentions, and 65,579,720 broker non-votes.

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year 2011. The proposal received 405,816,017 votes for, 17,187,859 votes against, 299,353 abstentions, and no broker non-votes.

The stockholders approved, in an advisory vote, the Company’s compensation for its named executive officers.  The proposal received 339,249,170 votes for, 17,246,250 votes against, 1,228,089 abstentions, and 65,579,720 broker non-votes.

The stockholders approved, in an advisory vote, a proposal to hold future advisory votes on executive compensation every year.  The proposal received 258,330,850 votes for every year, 19,379,610 votes for every two years, 78,677,879 votes for every three years, 1,335,170 abstentions, and 65,579,720 broker non-votes.

Item 8.01.              Other Events.

On May 18, 2011, the Company’s Board of Directors authorized the Company to execute its existing common stock repurchase program through open market purchases, negotiated transactions or other strategies, including yield enhancement programs, and structured financial instruments, intended to improve the yield on our available cash.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Atmel Corporation 2005 Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION

Date: May 20, 2011	By:	/s/ Stephen Cumming
Stephen Cumming
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Atmel Corporation 2005 Stock Plan